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                                                                   EXHIBIT 24


                       [KPMG PEAT MARWICK LLP LETTERHEAD]


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
TCF Financial Corporation:


We consent to incorporation by reference of our report dated January 12, 1995, except for note 2, which is as of February 8, 1995, relating to the consolidated statements of financial condition of TCF Financial Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1994, which report appears in the December 31, 1994, Form 10-K of TCF Financial Corporation, and in the following Registration Statements of TCF Financial Corporation: Nos. 33-43030, 33-57633, 33-14203, 33-22375, 33-40403 and 33-53986 on Form S-8 and No. 33-56137 on Form
S-4.


                                        /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 29, 1995